Exhibit 10.40

THIS AWARD is made this [Grant Date] (the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Corporation”), to [Name] (the “Participant”).

R E C I T A L S

A. The Corporation has established the Corporation’s 2017 Long-Term Equity Incentive Plan (the “Plan”) in order to provide eligible persons of the Corporation with an opportunity to acquire shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”).

B. The Administrator has determined that it would be in the best interests of the Corporation and its stockholders to grant the performance unit award (the “Award”) described in this Award Certificate to the Participant, as compensation, as an inducement to remain in the service of the Corporation, and as an incentive for increasing efforts during such service.

NOW, THEREFORE, this Award is made on the following terms and conditions:

1.    Definitions. Capitalized terms used in this Award Certificate and not otherwise defined herein shall have the meanings given to such terms in the Plan.

2.    Award of Performance Units. Pursuant to the Plan, the Corporation hereby awards to the Participant as of the date hereof an Award with respect to [amount] performance units (subject to adjustment in accordance with Section 7.1 of the Plan) (the “Performance Units”), which Performance Units are restricted and subject to forfeiture on the terms and conditions hereinafter set forth. As used herein, the term “Performance Unit” shall mean a non-voting unit of measurement which is deemed solely for purposes of calculating the amount of payment under the Plan and this Award Certificate to be equivalent to one outstanding share of the Common Stock (subject to adjustment in accordance with Section 7.1 of the Plan). The Performance Units shall be used solely as a device for the determination of the payment to eventually be paid to the Participant if such Performance Units vest pursuant to Sections 4, 6 or 7 hereof. The Performance Units shall not be treated as property or as a trust fund of any kind. The Participant acknowledges that the Administrator may use a broker or other third party to facilitate its recordkeeping for awards granted under the Plan and agrees to comply with any administrative rules and procedures regarding such awards as may be in place from time to time. The Participant acknowledges and agrees that the Corporation may require that any Common Stock received under the Award be deposited in a brokerage account (in the name of the Participant) with a broker designated by the Corporation, and the Participant agrees to take such reasonable steps as the Corporation may require to open and maintain such an account.

3.    Rights as a Stockholder; Dividends and Voting.

(a)    Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 3(b) below with respect to dividend equivalent rights) and no voting rights, with respect to the Performance Units and any shares of Common Stock underlying such Performance Units.

(b)    Dividend Equivalent Rights Distributions. In the event that the Corporation pays an ordinary cash dividend on its Common Stock and the related dividend payment record date occurs at any time after the Award Date and before all of the Performance Units subject to the Award have either been paid pursuant to Section 5 or terminated pursuant to Sections 4, 6 or 7, the Corporation shall credit the Participant as of the payment date of such dividend with an additional number of Performance Units equal to (i) the per-share cash dividend paid by the Corporation on its Common Stock with respect to such record date, multiplied by (ii) the total number of outstanding and unpaid Performance Units (including any dividend equivalents previously credited hereunder) (with

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such total number adjusted pursuant to Section 7.1 of the Plan and/or Section 12 hereof) subject to the Award as of such record date, divided by (iii) the fair market value of a share of Common Stock (as determined under the Plan) on the payment date of such dividend. Any Performance Units credited pursuant to the foregoing provisions of this Section 3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Performance Units to which they relate. No crediting of Performance Units shall be made pursuant to this Section 3(b) with respect to any Performance Units which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to Sections 4, 6 or 7.

4.    Vesting.

(a)    Subject to Sections 6 and 7 below, the Award shall vest and become nonforfeitable based on the Corporation’s achievement of the performance goals set forth on Exhibit A attached hereto for each Performance Period (as defined in Exhibit A). The number of Performance Units that vest and become payable under the Award shall be determined based on the level of results or achievement of the targets set forth on Exhibit A.
(b)    Subject to Sections 6 and 7, any Performance Units subject to the Award corresponding to a particular Performance Period that do not vest in accordance with Exhibit A hereto with respect to that Performance Period shall terminate as of the last day of that Performance Period (for clarity, after giving effect to the Administrator’s determination of performance for that Performance Period pursuant to Exhibit A).

(c)    Except as otherwise expressly provided herein, the Participant has no right to pro-rated vesting with respect to the Award if his or her Separation Date (as defined in Section 6) occurs before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was actually in the service of the Corporation and/or any of its subsidiaries).

(d)    If any unvested Performance Units terminate pursuant to this Agreement, such Performance Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

(e)    The provisions of Sections 6 and 7 below supersede any provisions to the contrary in the Corporation’s Executive Change in Control Retention Plan (the “Change in Control Plan”), any written offer letter, employment agreement or other agreement between the Participant and the Corporation. In the event of any inconsistency between this Agreement, on the one hand, and any such offer letter or employment agreement, or the Change in Control Plan, on the other hand, this Agreement shall control.

5.    Timing and Manner of Payment of Performance Units. Subject to Section 8 below, upon or as soon as practicable after any Performance Units subject to the Award vest pursuant to Section 4, Section 6, Section 7, and/or Exhibit A, as applicable, and in all events by the fifteenth (15th) day of the third (3rd) calendar month following the calendar month in which the applicable vesting date occurs, the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Administrator in its discretion) equal to the number of Performance Units subject to the Award (including any Performance Units issued in respect of dividend equivalent rights) that vested on that particular vesting date; provided, however, that the Corporation reserves the right to settle any Performance Units credited as dividend equivalents pursuant to Section 3(b) by a cash payment. In the event of such a cash payment, the cash payable with respect to a Performance Unit shall equal the fair market value of a share of Common Stock (such fair market value determined under the Plan) as of the vesting date of that Performance Unit. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Performance Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares or any such payment with respect to the vested Performance Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Corporation may, in its sole discretion, either ignore fractional share interests or settle them in cash. For clarity, a

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particular Performance Unit may vest only once. The Participant shall have no further rights with respect to any Performance Units that are paid pursuant to this Section 5 or that terminate pursuant to Sections 4 or 6.

6.    Effect of Termination of Employment or Services. If the Participant ceases to be employed by or ceases to provide services to the Corporation or any of its Subsidiaries prior to the last day of a Performance Period, the following rules shall apply as to the Performance Units subject to the Award that correspond to such Performance Period (the last day that the Participant is employed by or provides services to the Corporation or any of its Subsidiaries is referred to as the Participant’s “Separation Date”).

(a)    Other than as expressly provided below in this Section 6, the Participant’s Performance Units, to the extent unvested on the Separation Date, shall terminate on the Separation Date. For the avoidance of doubt, if the Separation Date occurs on or following the last day of a Performance Period but before the payment of any Performance Units for such Performance Period, the Participant shall remain eligible to receive payment of any Performance Units that vest for such Performance Period.

(b)    In the event that the Participant is a participant in the Change in Control Plan immediately prior to his or her Separation Date, the Participant’s employment is terminated in a Qualifying Termination during a Change in Control Window (as such terms are defined in the Change in Control Plan) and prior to an Acceleration Event (as defined below), and the Participant executes and delivers to the Corporation (and does not revoke) the release contemplated by the Change in Control Plan not later than twenty-one (21) days (forty-five (45) days, if such longer period is required by applicable law), the Participant shall remain eligible to vest in the Performance Units subject to the Award as follows: (a) as to any Performance Period that ends on or before the Acceleration Event, in accordance with Exhibit A as though the Separation Date had not occurred; and (b) as to any other Performance Period, upon the Acceleration Event as to the fixed number of Performance Units determined under Section 7(a) below for each such Performance Period.

(c)    In the event that the Participant is a participant in the Change in Control Plan immediately prior to his or her Separation Date, the Participant has a Qualifying Termination during a Change in Control Window and on or following an Acceleration Event, and the Participant executes and delivers to the Corporation (and does not revoke) the release contemplated by the Change in Control Plan not later than twenty-one (21) days (forty-five (45) days, if such longer period is required by applicable law), the remaining then outstanding fixed number of Performance Units determined under Section 7(a) below shall immediately vest and become payable upon the Separation Date.

7.    Effect of Certain Corporate Transactions.

(a)    In the event of the occurrence, at any time after the Award Date and prior to the end of the Performance Period, of an event described in Section 7.2 of the Plan (which generally covers certain mergers or similar reorganizations) that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock) (an “Acceleration Event”), then the number of Performance Units corresponding to each Performance Period under the Award that had not ended prior to the closing date of such Acceleration Event shall become “fixed” and no longer subject to performance measures after such Acceleration Event. For purposes of so fixing the number of Performance Units subject to each such Performance Period, the Performance Period shall be considered to end with the Acceleration Event and such number of Performance Units shall be determined in accordance with Exhibit A based on the Corporation’s performance for the shortened Performance Period(s). No adjustment shall be made pursuant to this Section 7(a) as to any Performance Period that ended prior to the date of the closing of the Acceleration Event. Furthermore, this Section 7 does not apply to any Performance Units that terminate pursuant to Section 6 prior to the date of the closing of the Acceleration Event.

(b)    If, in connection with such Acceleration Event, the Administrator has made a provision for the assumption of the Award or the Award would otherwise continue in accordance with its terms in the circumstances, a pro-rata portion of the fixed number of Performance Units determined pursuant to Section 7(a) above with respect to each Performance Period shortened pursuant to Section 7(a) above shall immediately vest and become payable upon the closing of the Acceleration Event, with such pro-rata portion calculated by multiplying

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such fixed number of Performance Units by a fraction, the numerator of which shall be the number of days that have elapsed from the beginning of the applicable Performance Period through and including the closing date of the Acceleration Event, and the denominator shall be the total number of days in the applicable Performance Period. The Participant shall remain eligible to vest in the remaining (after giving effect to the preceding sentence) portion of the fixed number of Performance Units on the vesting date scheduled to occur at the end of the applicable Performance Period (as the Performance Period was originally scheduled to occur, without giving effect to any shortening of the Performance Period to occur pursuant to Section 7(a)), subject to Section 6.

(c)    If the Award is to terminate in connection with such Acceleration Event and the Administrator has not made a provision for the assumption of the Award, the fixed number of Performance Units determined under Section 7(a) above shall immediately vest upon the closing of the Acceleration Event.

(d)    For purposes of this Section 7, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an Acceleration Event, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event; provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event. Any acceleration of vesting upon an Acceleration Event may be deemed to occur immediately prior to such event in order to give effect to such acceleration.

8.    Section 409A. Notwithstanding anything to the contrary herein or in the Plan, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and, as a result of that status, any portion of the payments hereunder would otherwise be subject to taxation pursuant to Section 409A of the Code, the Participant shall not be entitled to any payments upon a separation from service until the earlier of (i) the date which is six (6) months after his or her separation from service for any reason other than death, or (ii) the date of the Participant’s death; provided that the first such payment thereafter shall include all amounts that would have been paid earlier but for such six (6) month delay.

9.    Non-Transferability of Award. This Award is personal and, prior to the time they have become vested pursuant to Sections 4, 6 or 7 hereof, neither the Performance Units nor any rights hereunder may be transferred, assigned, pledged or hypothecated by the Participant in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process; provided, however, that such restrictions shall not apply to transfers to the Corporation. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Participant’s unvested rights under this Award, shall be null and void.

10.    No Right to Continued Employment or Service. Except as provided in Sections 6 and 7, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under the Award. Except as provided in Sections 6 and 7, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 6 above. Nothing contained in the Plan or the Award constitutes a continued employment or service commitment by the Corporation, confers upon the Participant any right to remain in the employ of or service to the Corporation, interferes with the right of the Corporation at any time to terminate such employment or services, or affects the right of the Corporation to increase

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or decrease the Participant’s other compensation. By accepting this Award, the Participant acknowledges and agrees that (a) any person who is terminated before full vesting of an award, such as the one granted to the Participant by this Award Certificate, could attempt to argue that he or she was terminated to preclude vesting; (b) the Participant promises never to make such a claim; and (c) except as otherwise expressly provided herein, in any event, the Participant has no right to pro-rated vesting with respect to the Award if his or her service terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was actually in the service of the Corporation and/or any of its Subsidiaries).

11.    Tax Consequences.

(a)    Tax Consultation. The Participant understands that he or she may suffer adverse tax consequences as a result of his or her acceptance of the Award. The Participant represents that he or she has consulted with any tax consultants he or she deems advisable in connection with the acceptance of the Award and that he or she is not relying on the Corporation for any tax advice. By accepting this Award, the Participant acknowledges that he or she shall be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Section 409A of the Code) with respect to the Award, and that the Corporation shall not have any obligation whatsoever to pay such taxes.

(b)    Withholding. Upon any distribution of shares of Common Stock in respect of the Performance Units, the Corporation shall automatically reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or any of its subsidiaries with respect to such distribution of shares at the applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Performance Units, the Corporation (or a subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment. The Participant agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 11.

12.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number of Performance Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to an ordinary cash dividend for which dividend equivalents are credited pursuant to Section 3(b).

13.    Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

14.    Binding Effect. This Award Certificate shall extend to, be binding upon and inure to the benefit of the Participant and the Participant’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 9 with respect to the transfer of this Award Certificate or any rights hereunder or of the Performance Units), and upon the Corporation and its successors and assigns, regardless of any change in the business structure of the Corporation, be it through spin-off, merger, sale of stock, sale of assets or any other transaction.

15.    Notices. Any notice to the Corporation contemplated by this Award Certificate shall be in writing and be addressed to it in care of its Corporate Secretary; and any notice to the Participant shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.

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16.    Plan. The Award and all rights of the Participant under this Award Certificate are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Certificate. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Certificate. Unless otherwise expressly provided in other sections of this Award Certificate, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

17.    Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Corporation and the Participant with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.

18.    Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.

19.    Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Administrator, and the Administrator’s determinations shall be conclusive and binding on all interested persons.

20.    Choice of Law; Arbitration. This Award Certificate shall be governed by, and construed in accordance with, the laws of the State of California (disregarding any choice-of-law provisions). If the Participant is a party to an agreement with the Corporation to arbitrate claims, such agreement to arbitrate claims shall apply as to any dispute or disagreement regarding the Participant’s rights under this Award Certificate.

21.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Certificate shall be construed and interpreted consistent with that intent.

22.    Clawback Policy. The Award is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Award or any shares of Common Stock or other cash or property received with respect to the Award (including any value received from a disposition of the shares acquired upon payment of the Award).

23.    Section Headings. The section headings of this Award Certificate are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

24.    No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Performance Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Certificate) or recommendation with respect to the Award.

[Signature Page Follows]

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The Participant, in accepting the Award, agrees to the terms and conditions of this Agreement.

SEMTECH CORPORATION,
a Delaware corporation

By:
Its:

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EXHIBIT A
PERFORMANCE VESTING REQUIREMENTS

Subject to Sections 6 and 7, the Award shall vest and become nonforfeitable as set forth below:

•[One-third (1/3) of the total number of Performance Units subject to the Award (the “Fiscal 20[22] Target Performance Units”) shall be eligible to vest and become payable based on the Corporation’s Relative TSR Percentile Rank for the Corporation’s fiscal year 20[22] (the “Fiscal 20[22] Performance Period”), with such number determined by multiplying the Fiscal 20[22] Target Performance Units by the applicable percentage determined in accordance with the following table.]

•[One-third (1/3) of the total number of Performance Units subject to the Award (the “Fiscal 20[22]-20[23] Target Performance Units”) shall be eligible to vest and become payable based on the Corporation’s Relative TSR Percentile Rank for the [two-year] performance period consisting of the Corporation’s [2022 and 2023] fiscal years (the “Fiscal 20[22]-20[23] Performance Period”), with such number determined by multiplying the Fiscal 20[22]-20[23] Target Performance Units by the applicable percentage determined in accordance with the following table.]

•[One-third (1/3) of the total number of Performance Units subject to the Award (the “Fiscal 20[22]-20[24] Target Performance Units”) shall be eligible to vest and become payable based on the Corporation’s Relative TSR Percentile Rank for the [three-year] performance period consisting of the Corporation’s [2022, 2023 and 2024] fiscal years (the “Fiscal 20[22]-20[24] Performance Period”), with such number determined by multiplying the Fiscal 20[22]-20[24] Target Performance Units by the applicable percentage determined in accordance with the following table.]

•The table referenced in the preceding clauses is as follows:

Relative TSR Percentile Rank for the Applicable Performance Period	Applicable Percentage for that Performance Period
Less than 25th Percentile
25th Percentile
50th Percentile
75th Percentile or greater

For a Relative TSR Percentile Rank between the levels indicated for a particular performance period, the applicable percentage for that Performance Period will be determined pro-rata on a straight-line basis between the two closest points listed in the table above. Notwithstanding the foregoing, if the Corporation’s TSR for a particular Performance Period is a negative number, the applicable percentage for that Performance Period shall in no case be greater than 100%.

Defined Terms. For purposes of this Exhibit A, the following definitions shall apply:

“Comparison Group” means [each of the companies included in the Index as of the first day of the applicable Performance Period that remains a publicly traded company through the last day of the applicable Performance Period; provided, however, that if a company included in the Index as of the first day of the applicable Performance Period does not remain a publicly traded company through the last day of that Performance Period as a result of such company’s bankruptcy, insolvency or liquidation, such company shall also be included in the Comparison Group for that Performance Period and its TSR for that Performance Period shall be deemed to be -100%].

“Index” means the [S&P Semiconductor Select Industry Index].

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“Performance Period” means either the Fiscal 20[22] Performance Period, the Fiscal 20[22]-20[23] Performance Period, or the Fiscal 20[22]-20[24] Performance Period.

“Relative TSR Percentile Rank” means the percentile ranking of the Corporation’s TSR for the applicable Performance Period as compared to the TSRs achieved by the companies comprising the Comparison Group as of the last day of the applicable Performance Period.

“TSR” means total stockholder return and shall be determined with respect to a company for a particular Performance Period by dividing: (a) the applicable Ending Price for such Performance Period by (b) the applicable Beginning Price for such Performance Period. For purposes of determining TSR, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares at the closing market price on the applicable ex-dividend date. Any non-cash distributions shall be valued at fair market value.
“Beginning Price” means, with respect to a company for a particular Performance Period, the average of the closing market prices of the Common Stock or common shares of the company, as applicable, on the principal exchange on which such shares are traded for the period of [thirty (30)] consecutive trading days ending with the last trading day immediately prior to the beginning of such Performance Period, assuming any dividends or other distributions on a share of the Common Stock during such [thirty (30)] day period are reinvested in additional shares at the closing market price on the applicable ex-dividend date. Any non-cash distributions shall be valued at fair market value.

“Ending Price” means, with respect to a company for a particular Performance Period, the average of the closing market prices of the Common Stock or common shares of the company, as applicable, on the principal exchange on which such shares are traded for the period of [thirty (30)] consecutive trading days ending with the last trading day of such Performance Period, assuming any dividends or other distributions on a share of the Common Stock during such [thirty (30)] day period are reinvested in additional shares at the closing market price on the applicable ex-dividend date. Any non-cash distributions shall be valued at fair market value.

Effect of an Acceleration Event. Upon an Acceleration Event, the Ending Price for the purpose of determining the Corporation’s TSR shall equal the transaction price per share of the Common Stock paid in connection with such Acceleration Event. The Ending Price for the purpose of determining the TSRs of the companies included in the Comparison Group shall be determined as otherwise provided above but measured based on the average of the closing market prices of each company’s shares on the principal exchange on which such shares are traded for the period of [thirty (30)] consecutive trading days ending with the last trading day immediately prior to the date of the closing of such Acceleration Event.

Adjustment. With respect to the computation of TSR, Beginning Price, and Ending Price, there shall also be an equitable and proportionate adjustment to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of any stock split, stock dividend or reverse stock split occurring during the applicable year. In determining the Corporation’s Relative TSR Percentile Rank for a Performance Period, in the event that the Corporation’s TSR for that Performance Period is equal to the TSR(s) of one or more other Comparison Group members for that Performance Period, the Corporation’s TSR will be deemed to be greater than the TSR of such other Comparison Group member(s) for that Performance Period.

Determination. In the event of any ambiguity or discrepancy, the determination of the Administrator shall be final and binding. Subject to Sections 6 and 7 of the Agreement, any Performance Units corresponding to a particular Performance Period that vest with respect to that Performance Period pursuant to this Exhibit A shall be considered to have vested as of the last day of that Performance Period.

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